                                 EXHIBIT 10.16
                                      TO
                                   FORM 10-K
                              FOR THE YEAR ENDED
                               DECEMBER 31, 1998

"[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.16

              SECOND AMENDMENT TO THE FIRST AMENDED AND RESTATED
             LICENSE AGREEMENT BETWEEN THE UNIVERSITY OF TENNESSEE
               RESEARCH CORPORATION AND RGENE THERAPEUTICS, INC.


To All Those Concerned:

     This is the Second Amendment to the First Amended And Restated License Agreement between The University of Tennessee Research Corporation ("UTRC") and RGene Therapeutics, Inc. ("RGENE") having an effective date of October 12, 1995, as amended by an amendment dated as of June 19, 1996 (the "Agreement"). UTRC and Targeted Genetics Corporation ("TGC"), a Delaware corporation and successor to RGene, agree to amend the Agreement as of April 17, 1998, effective as of April 17, 1998, as stated below.

1.  The title of the Agreement is hereby amended to recite:

                  FIRST AMENDED AND RESTATED LICENSE AGREEMENT
                                    BETWEEN
                THE UNIVERSITY OF TENNESSEE RESEARCH CORPORATION
                                      AND
                         TARGETED GENETICS CORPORATION

2. Because RGENE merged into TGC effective November 20, 1996 with TGC succeeding as a matter of law to all the rights and obligations of RGENE, including RGENE's rights and obligations under the Agreement, all references to RGENE in the Agreement shall be changed to TGC.

3. The principal place of business and mailing address for TGC shall be changed in the first paragraph of the Agreement and in Article 14.1A to:

                         Targeted Genetics Corporation
                           1100 Olive Way, Suite 100
                            Seattle, WA  98101-1827

4.  Article 1.7 is hereby amended to recite:

     "Licensed Fields" shall mean the applications of the Technology and the Licensed Patent Rights included within the definitions of the First Licensed Field, the Second Licensed Field, the Third Licensed Field, the Fourth Licensed Field, and the Research Reagent Field, as set out below.

5.  Article 1.8 is hereby amended to recite:

     "First Licensed Field" shall mean and include therapeutic and prophylactic applications of the Technology and the Licensed patent Rights for:

     A.   all cancers except for Excluded Cancers (defined below); and

     B.   traumatic brain injuries; and

     C. cardiac and cardiovascular diseases and disorders except for infectious diseases of the cardiovascular system; and

     D. all dystrophies or dystrophic diseases and disorders not specifically included in the Second Licensed Field, the Third Licensed Field, the Fourth Licensed Field, or the Excluded Fields; and

     E. all non-sepsis related infectious diseases other than pulmonary diseases; and

     F.   all therapeutic and prophylactic applications for:

          (a) the following classifications of rheumatic diseases as set forth in Table 105-1 ("Classification of the Rheumatic Diseases") of The Merck Manual, Sixteenth Edition (Robert Berkow, M.D., Editor-in-Chief; published by Merck Research Laboratories, Rahway, N.J.; 1992; pp. 1297-1300.):

               I.    Diffuse connective tissue diseases

               II.   Arthritis associated with spondylitis

               III. Osteoarthritis, including osteoarthrosis and degenerative joint diseases

               IV. Arthritis, tenosynovitis, and bursitis associated with infectious agents, excluding treatment of the underlying infectious diseases themselves

               V. Metabolic and endocrine diseases with rheumatic states, including crystal induced conditions

               VII.  Neuropathic disorders

               VIII. Bone and cartilage disorders associated with articular manifestations

               IX.  Nonarticular rheumatism; and

          (b)  osteogenesis imperfecta; and

          (c)  tendon, ligament, and cartilage repair and healing; and

          (d) diseases and disorders of the following types of connective tissues: white fibrous tissue in the form of tendons and ligaments; hyaline cartilage; interarticular fibro-cartilage; connecting fibro-cartilage; circumferential fibro-cartilage; stratiform fibro-cartilage; yellow or elastic fibro-cartilage; and

          (e) all other diseases and disorders of joints and connective tissues; and

     G. all diseases and disorders of the central nervous system, including cancers of the central nervous system and the brain, except for cancers of the head and neck; and

     H. all other immunologic and genetic diseases and disorders not specifically included in the Second Licensed Field, the Third Licensed Field, the Fourth Licensed Field, or the Excluded Fields and not previously licensed to others as indicated by Appendix A, consisting of excerpts from all licenses for the Licensed patent Rights granted to third parties by UTRC (excluding the names of the licensees); and

     I. all other therapeutic, prophylactic, and diagnostic applications not specifically included in the Second Licensed Field, the Third Licensed Field, the Fourth Licensed Field, or the Excluded Fields and not previously licensed to others as indicated in Appendix A, consisting of excerpts from all licenses for the licensed Patent Rights granted to third parties by UTRC (excluding the names of the licensees).

     For the purposes of this Article 1.8 only, the term "Excluded Cancers" shall be defined as hematological cancers and cancers of the lung, breast, ovaries, colon (i.e. large intestine and rectum), pancreas, stomach, small intestine, cervix uteri, mouth, head and neck.

6.  Article 1.12 is hereby amended to recite:

     "Excluded Fields" shall mean:

     A. all applications for sepsis-related infectious diseases except sepsis-related infectious diseases of the pulmonary system other than bacterial pulmonary infections in cystic fibrosis patients; and

     B. all applications for cystic fibrosis and pulmonary diseases and disorders in cystic fibrosis patients; and

     C. all other applications previously licensed on an exclusive basis to others as indicated in Appendix A, being excerpts from all licenses for the Licensed Patent Rights granted to third parties by UTRC (excluding the names of the licensees).

7.  After Article 1.16, insert a new Article 1.17 to recite:

     "Research Reagent Field" shall mean the sale for research purposes of cationic lipid(s), reagent(s) and/or other products based on or incorporating the Technology or described/claimed in the Licensed Patent Rights.

8.  The phrase "with the right to sell such Licensed Products" appearing in
Article 2.1A, B, E, F, G, and H is hereby amended to read "with the right to manufacture, use and sell such Licensed products".

9. The term "co-exclusive" appearing in Article 2.1E and F is hereby changed to "exclusive".

10.  Delete everything after Article 2.1H in Article 2.1 and insert:

     I. a right and license in the Territory to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the Research Reagent Field, with the right to make, use, and sell such Licensed Products for use in the Research Reagent Field being exclusive; and

     J. a right and license in the Territory to manufacture, use, and sell Licensed Products for use in the Research Reagent Field under the issued patents included within the Licensed Patent Rights, with the right to make, use and sell such Licensed Products for use in the Research Reagent Field being exclusive.

     The term "exclusive" as used in this Article 2.1 means that during the term of this Agreement UTRC shall not sell or otherwise distribute Licensed Products in the Territory for use in the First Licensed Field, the Third Licensed Field, or the Research Reagent Field or license any third party to make, use, sell, or otherwise distribute Licensed Products in the Territory for use in the First Licensed Field, the Third Licensed Field, or the Research Reagent Field.

     The term "co-exclusive" as used in Article 2.1G and Article 2.1H means that during the term of this Agreement UTRC shall not sell or otherwise distribute Licensed Products in the Territory for use in the Fourth Licensed Field or license any third party (other than Genzyme Corporation or a successor or assignee of

     Genzyme Corporation) to make, use, sell, or otherwise distribute Licensed Products in the Territory for use in the Fourth Licensed Field.

11.  Delete Article 2.2B and redesignate Article 2.2C as Article 2.2B.

12.  Article 2.3 through paragraph A is hereby amended to recite:

     UTRC further expressly reserves for itself, for The University of Tennessee, and for McMaster:

     A. the non-exclusive right to utilize the Technology and the Licensed Patent Rights in the First Licensed Field, the Third Licensed Field, and the Research Reagent Field for any research (including commercial research) and/or academic purpose;

13.  Article 2.5 is hereby amended to recite:

     To the extent of the license granted hereunder, TGC shall have the right in the Territory to sublicense to third parties the right to make, use, and sell Licensed Products for use in the Licensed Fields. All sublicenses shall be subject to this Agreement in all respects and TGC shall be responsible for the performance hereunder by any such sublicensee. TGC shall give UTRC prompt notification of the identity and address of each sublicensee and the scope of the sublicense, (e.g. field and territory) within ten (10) days of granting a sublicense. No sublicense shall relieve TGC of any obligations under this Agreement.

14.  Add to the end of Article 2.7:

     In the event such license to Aronex Pharmaceuticals, Inc. is terminated, then TGC's sublicense shall be converted to a direct license from UTRC under the terms and conditions of this Agreement.

15.  Add to the end of Article 4.1A:

     Upon execution of the Second Amendment to the Agreement, TGC shall pay to UTRC a License Issue Fee in the amount of [ * ], with such payment being neither refundable nor chargeable against future fees or royalties of any type.

16.  Article 4.1C through paragraph (1) is hereby amended to recite:

     TGC shall pay to UTRC Running Royalties in an amount equal to [ * ] of all Net Sales by TGC and Affiliate Sublicensees of Licensed Products (except for Licensed Products in the Research Reagent Field) that are covered by a claim of an issued
----------
[ * ]  Confidential Treatment Requested
     and unexpired patent included within Licensed Patent Rights in the place of manufacture, use, or sale, provided:

     (1) If, in order to manufacture or sell any Licensed Product covered by this Article 4.1C, TGC or any Affiliate Sublicensees are required to obtain from one or more non-Affiliate third parties other royalty-bearing license(s) for additional drug delivery technology, the Running Royalty rate payable hereunder on Net Sales of that Licensed Product shall be reduced by [ * ] for each such license actually entered into by TGC or an Affiliate Sublicensee, provided that in no event shall the Running Royalty rate be less than [ * ] of Net Sales and further provided that the reduced Running Royalty rate shall apply only to sales of that Licensed Product on which TGC or an Affiliate Sublicensee actually owes and pays a royalty to a non-Affiliate third party.

17.  Article 4.1D through paragraph (1) is hereby amended to recite:

     TGC shall pay UTRC Running Royalties in an amount equal to [ * ] of all Net Sales by TGC and Affiliate Sublicensees of Licensed Products (except for Licensed Products in the Research Reagent Field) that are not covered by the provisions of Article 4.1C above during each calendar quarter during the term of this Agreement, provided:

     (1) If, in order to manufacture or sell any Licensed Product covered by this Article 4.1D, TGC or any Affiliate Sublicensees are required to obtain from one or more non-Affiliate third parties other royalty-bearing license(s) for additional drug delivery technology, the Running Royalty rate payable hereunder on Net Sales of that Licensed Product shall be reduced by [ * ] for each such license actually entered into by TGC or an Affiliate Sublicensee, provided that in no event shall the Running Royalty rate be less than [ * ] of net Sales and further provided that the reduced Running Royalty rate shall apply only to sales of that Licensed Product on which TGC or an Affiliate Sublicensee actually owes and pays a royalty to a non-Affiliate third party.

18.  The first clause of Article 4.1E is hereby amended to recite:

     TGC shall pay to UTRC Sublicense Fees and Royalties received from other than Affiliate Sublicensees as follows:

19.  Article 4.1F is hereby amended to recite:

     TGC shall pay to UTRC Annual License Maintenance Fees as follows:

----------
[ * ]  Confidential Treatment Requested

     (1) [ * ] per year for each of the following years: 1995, 1996, 1997, 1998, 1999;

     (2) [ * ] per year for each of the following years: 2000, 2001, 2002, 2003, and 2004; and

     (3) [ * ] per year for 2005 and each year thereafter during the term of this Agreement.

     Annual License Maintenance Fees shall be paid by the last day of February of the year to which they apply. The Annual License Maintenance Fee paid for any year shall be creditable against the Running Royalties, Sublicense Royalties, and License Milestone Payments accruing during that year.
     Annual License Maintenance Fees for any year paid in excess of Running Royalties and Sublicense Royalties for that year shall not be creditable to Running Royalties and Sublicense Royalties for subsequent years.

20.  After Article 4.1F, insert new parts G and H to recite:

     G.  TGC shall pay to UTRC License Milestone Payments as follows:

          (1) [ * ] upon initiation of the first Phase II clinical trial initiated by TGC for any Licensed Product in any of the First Licensed Field, the Second Licensed Field, or the Third Licensed Field;

          (2) [ * ] upon initiation of the first Phase III clinical trial initiated by TGC for any Licensed Product in any of the First Licensed Field, the Second Licensed Field, or the Third Licensed Field; and

          (3) [ * ] upon initiation of the first Product License Application approved for TGC for any Licensed Product in any of the First Licensed Field, the Second Licensed Field, or the Third Licensed Field.

          The total amount of License Milestone Payments due under this Article 4.1G is [ * ].

     H. TGC shall pay UTRC Running Royalties in an amount equal to [ * ] of all Net Sales by TGC and Affiliate Sublicensees of Licensed Products in the Research Reagent Field during each calendar quarter during the term of this Agreement.

----------
[ * ]  Confidential Treatment Requested

21.  Article 4.7 is hereby amended to recite:

     Notwithstanding any provision herein to the contrary, the obligation to pay royalties shall terminate as to each of the issued patents that may be included within Licensed Patent Rights upon expiration of the patent, a final decision of a court or governmental agency of competent jurisdiction that the patent is invalid or unenforceable (which decision is unappeasable or not appealed within the time allowed therefor) or an admission in writing by the holder that the patent is invalid or unenforceable by reissue, disclaimer or otherwise, except that royalties that have accrued, but have not been paid prior thereto, shall be payable with the next scheduled payment under the provisions of this Article.

22. The term "Third Licensed Field" appearing in Article 7.1 (line 15) is hereby changed to "Fourth Licensed Field." The term "First Licensed Field" appearing in Article 7.1 (line 11) and Article 7.2 (lines 5 and 7) is hereby changed to read "First Licensed Field, the Third Licensed Field, or the Research Reagent Field."

23.  Article 15.1 is hereby amended to recite:

     During the term of this Agreement, the University of Tennessee, McMaster and UTRC shall have a non-exclusive, non-transferable, royalty-free license for research and academic purposes only to utilize any patented improvements or modifications to the Technology or inventions within the licensed Patent Rights developed during the term of this Agreement, wholly or partly, by TGC or its employees, contractors, agents, or subsidiaries.

24. Appendix A of the Agreement is hereby amended to read as set forth in Appendix A attached hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed the date first above written.


TARGETED GENETICS                      THE UNIVERSITY OF TENNESSEE
CORPORATION                            RESEARCH CORPORATION

By  /s/  H. Stewart Parker             By  /s/  Ann J. Roberson
    ----------------------                 --------------------
Printed                                Printed

Name   H. Stewart Parker               Name   Ann J. Roberson
Title  President and CEO               Title  President
Date   4-17-98                         Date   4-24-98

Approved by
MCMASTER UNIVERSITY

By  /s/  M. R. McDermott
    ----------------------
Printed

Name    Dr. M. R. McDermott
Title   Director  Research Contracts & Intellectual Property
Date    5/20/98

                                  APPENDIX A

          ACTUAL GRANTS OF LICENSE AND FIELDS OF USE FOR DC-CHOL FOR
                     UTRC'S LICENSEES AS OF APRIL 17, 1998



LICENSEE A - ARONEX

2.1 UTRC hereby grants to ARONEX, and ARONEX hereby accepts from UTRC, upon the terms and conditions herein specified and subject to the reservations set out below, (a) a world-wide exclusive License to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the Licensed Field and (b) a world-wide exclusive License to manufacture, use and sell Licensed Products for use in the Licensed Field under the issued patents included within Licensed Patent Rights. The term "exclusive" as used in this Article 2.1 means that UTRC shall not sell or otherwise distribute Licensed Products for use in the Licensed Field or license third parties to sell or otherwise distribute Licensed Products for use in the Licensed Field during the term of this Agreement.

1.7 "Licensed Field" shall mean and include therapeutic and prophylactic applications of the Technology and the Licensed Patent Rights for (a) sepsis-related infectious diseases other than pulmonary diseases and (b) lung, colon, breast, ovarian, and hematologic cancers.

1.8  "Excluded Fields" shall mean:

     (a) the sale for research purposes of products based on or incorporating the Technology or described/claimed in the Licensed Patent Rights; and

     (b)  all applications for immunologic or genetic disorders; and

     (c) all applications for diseases and disorders of joints and connective tissues, including but not limited to (1) all forms of arthritis; (2) osteoporosis and other diseases of the bone; (3) tendon and ligament repair and healing; (4) cartilage repair and healing; (5) radicular and pseudoradicular syndromes; (6) systemic lupus erythematosus; (7) scleroderma; (8) Sjogren's syndrome; and (9) aseptic loosening and other causes of prosthetic orthopaedic failure; and

     (d) all applications for pulmonary diseases or disorders other than lung cancer; and

     (e) all applications for cardiac diseases or disorders other hematologic cancer; and

     (f) all applications for diseases and disorders of the skin except skin cancer; and

     (g) all applications for infectious diseases except sepsis-related infectious diseases other than pulmonary diseases; and

     (h)  all other applications not specifically included in the Licensed
          Field.

LICENSEE D

2.1 UTRC hereby grants to LICENSEE D, and LICENSEE D hereby accepts from UTRC, upon the terms and conditions herein specified and subject to the reservations set out below and further subject to the royalty-free non-exclusive license and other rights held by the United States Government (as more fully set out in Article 2.3 below),

     A. a world-wide license under the Patent Rights to manufacture, use, and sell Licensed Products for use in the First Licensed Field with the license to sell being exclusive; and

     B. a world-wide non-exclusive License under the Patent Rights to manufacture, use, and sell Licensed Products for use in the Second Licensed Field;

The term "exclusive" as used in Article 2.1(a) above means that UTRC shall not sell or otherwise distribute Licensed Products for use in the First Licensed Field or license third parties to sell or otherwise distribute Licensed Products for use in the First Licensed Field during the term of this Agreement, subject to the provisions of Article 2.2 below.

1.6 "Licensed Fields" shall be defined as the First Licensed Field (defined below) and the Second Licensed Field (defined below).

1.7 "First Licensed Field" shall mean and include therapeutic and prophylactic applications for treating and/or preventing cystic fibrosis in humans, including applications for treating and/or preventing bacterial pulmonary infections in cystic fibrosis patients.

1.8  "Second Licensed Field" shall mean and include:

     A. therapeutic and prophylactic applications for treating and/or preventing all diseases and disorders of the pulmonary system except for lung cancer and disease(s)/disorder(s) included in the First Licensed Field; and

     B. therapeutic and prophylactic applications for treating and/or preventing sepsis-related and non-sepsis-related infectious diseases of the lungs.

1.9  "Excluded Fields" shall mean:

     A. the sale for research purposes of active cationic lipid(s) and/or reagent(s) based on the Technology or described/claimed in the Patent Rights; and

     B. any applications for immunologic or genetic disorders other than those which may be specifically included in the First or Second Licensed Fields; and

     C.   any applications for:

          (1) the following classifications of rheumatic diseases as set forth in Table 105-1 ("Classification of the Rheumatic Diseases") of The Merck Manual, Sixteenth Edition (Robert Berkow, M.D., Editor-in-Chief; published by Merck Research Laboratories, Rahway, N.J.; 1992; pp. 1297 - 1300.):

               I.    Diffuse connective tissue diseases
               II.   Arthritis associated with spondylitis
               III. Osteoarthritis, including osteoarthrosis and degenerative joint diseases
               IV. Arthritis, tenosynovitis, and bursitis associated with infectious agents, excluding treatment of the underlying infectious diseases themselves
               V. Metabolic and endocrine diseases with rheumatic states, including a.) crystal induced conditions
               VII.  Neuropathic disorders
               VIII. Bone and cartilage disorders associated with articular manifestations
               IX.   Nonarticular rheumatism; and

          (2)  osteogenesis imperfecta; and

          (3)  tendon, ligament, and cartilage repair and healing; and

          (4) diseases and disorders of the following types of connective tissues: white fibrous tissue in the form of tendons and ligaments; hyaline cartilage; interarticular fibro-cartilage; connecting fibro-cartilage; circumferential fibro-cartilage; stratiformfibro-cartilage; yellow or elastic fibro-cartilage; and

          (5) any other diseases and disorders of joints and connective tissues; and

     D. any applications for all cardiac and cardiovascular diseases and disorders; and

     E. any applications for sepsis-related infectious diseases other than those which may be specifically included in the First or Second Licensed Fields; and

     F. any applications for non-sepsis related infectious diseases other than those which may be specifically included in the First or Second Licensed Fields; and

     G.   any applications for skin diseases or disorders; and

     H.   any applications for cancer; and

     I.   any applications for diseases of the central nervous system; and

     J.   any applications for any dystrophic diseases or disorders; and

     K.   any other applications not specifically included in the Licensed
          Fields.